Exhibit 99.1 to Form 4 of Gregory M. Shepard with Respect to Donegal Group Inc. Filed on May 2, 2011

							5. Amount of Securities
		3.Transaction		4.Securities Acquired (A)			Beneficially Owned	6.Ownership Form;
	2.Transaction	Code		or Disposed of (D)			Following Reported	Direct (D) or
1.Title of Security	Date	Code	V	Amount	(A)or(D)	Price	Transaction(s)	Indirect (I)
Class A Common Stock	03/29/11	P		4,451	A	$12.83	3,290,207	D
Class A Common Stock	03/30/11	P		3,018	A	$13.15	3,293,225	D
Class A Common Stock	04/01/11	P		1,280	A	$13.35	3,294,505	D
Class A Common Stock	04/07/11	P		2,097	A	$13.70	3,296,602	D
Class A Common Stock	04/08/11	P		5,228	A	$13.74	3,301,830	D
Class A Common Stock	04/11/11	P		9,986	A	$13.66	3,311,816	D
Class A Common Stock	04/13/11	P		10,008	A	$13.32	3,321,824	D
Class A Common Stock	04/14/11	P		2,311	A	$13.26	3,324,135	D
Class A Common Stock	04/15/11	P		7,736	A	$13.28	3,331,871	D
Class A Common Stock	04/18/11	P		4,967	A	$13.21	3,336,838	D
Class A Common Stock	04/19/11	P		4,883	A	$13.24	3,341,721	D
Class A Common Stock	04/20/11	P		1,625	A	$13.37	3,343,346	D
Class A Common Stock	04/21/11	P		4,000	A	$13.58	3,347,346	D
Class A Common Stock	04/25/11	P		2,700	A	$13.25	3,350,046	D
Class A Common Stock	04/26/11	P		100	A	$13.45	3,350,146	D
Class A Common Stock	04/28/11	P		3,176	A	$13.50	3,353,322	D
Class A Common Stock	04/29/11	P		3,909	A	$13.40	3,357,231	D